Filed Pursuant to Rule 433(a)

Registration Statement Nos.

333-131111 and 333-131111-02

NovaStar Mortgage-Backed Notes,

Series 2006-MTA1

$651,900,000 (Approximate)

NovaStar Certificates Financing Corporation

Depositor

NovaStar Mortgage, Inc.

Sponsor and Servicer

Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Vinu Phillips	(203) 618-5626

Ara Balabanian	(203) 618-2435

Erin Maxwell	(203) 618-6112

Sean Curran	(203) 618-2426

Trading
Johan Eveland	(203) 625-6160

Jesse Litvak	(203) 625-6160

Stu Kronick	(203) 618-6160

Analytics
Jeff Traister (Modeling)	(203) 618-6160

Dan O’Connor (Collateral)	(203) 618-6113

Rating Agency Contacts

Standard & Poor’s
Peter Graham	(212) 438-1599

Becky Cao	(212) 438-2595

Moody’s
Rachel Peng	(201) 915-3831

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: May 30, 2006

$651,900,000 (Approximate, Subject to +/- 10% Variance)

Publicly Offered

NovaStar Mortgage-Backed Notes, Series 2006-MTA1

Class	Principal Balance (1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Note Rates	Tranche Type	Expected Ratings S&P/Moody’s
1A-1(3)	$518,700,000	Not Marketed Hereby		Floater	Senior	AAA/Aaa
2A-1A (3)	$331,740,000	3.03/3.29	1-98/1-210	Floater	Super Senior	AAA/Aaa
2A-1B (3)	$138,225,000	3.03/3.29	1-98/1-210	Floater	Senior Mezz	AAA/Aaa
2A-1C (3)	$82,935,000	3.03/3.29	1-98/1-210	Floater	Senior Mezz	AAA/Aaa
X (4)	Notional	Not Offered Hereby		Variable	Senior IO	AAA/Aaa
M-1 (5)	$40,200,000	5.92/6.40	43-98/43-155	Floater	Subordinate	AA+/Aa1
M-2 (5)	$19,200,000	5.92/6.33	43-98/43-140	Floater	Subordinate	AA/Aa2
M-3 (5)	$11,400,000	5.92/6.27	43-98/43-131	Floater	Subordinate	AA-/Aa3
M-4 (5)	$9,600,000	5.91/6.20	43-98/43-124	Floater	Subordinate	A+/A1
M-5 (5)	$6,600,000	5.91/6.13	43-98/43-117	Floater	Subordinate	A+/A2
M-6 (5)	$6,000,000	5.91/6.06	43-98/43-111	Floater	Subordinate	A/A2
M-7 (5)	$6,000,000	5.91/5.96	43-98/43-105	Floater	Subordinate	A-/A3
M-8 (5)	$6,000,000			Floater	Subordinate	BBB+/Baa1
M-9 (5)	$6,000,000	Not Offered Hereby		Floater	Subordinate	BBB-/Baa2
M-10 (5)	$6,000,000			Floater	Subordinate	BB+/Ba1
Total	$1,188,600,000

(1)	Payments on the Class 1A-1 Notes will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A, Class 2A-1B and Class 2A-1C Notes will be derived from the Group 2 Mortgage Loans (as described herein). Payments on the Subordinate Notes will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance.

(2)	The WAL and Payment Windows to Call for the Class 2A-1A, Class 2A-1B, Class 2A-1C, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes are shown to the Optional Termination Date (as described herein) and to maturity.

(3)	The Class 1A-1, Class 2A-1A, 2A-1B and Class 2A-1C Notes will have a Note Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the Optional Termination Date), (ii) the Available Funds Cap Rate and (iii) 10.500%.

(4)	The Class X Notes will have a notional balance equal to the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Payment Date. It will accrue interest on its notional balance on each Payment Date at the Class X Rate.

(5)	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes will have a Note Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the Optional Termination Date), (ii) the Available Funds Cap Rate and (iii) 10.500%.

Depositor:	NovaStar Certificates Financing Corporation.

Issuing Entity:	NovaStar Mortgage Funding Trust, Series 2006-MTA1.

Sponsor and Servicer:	NovaStar Mortgage, Inc. (“NovaStar”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Indenture Trustee:	JPMorgan Chase Bank, N.A.

Owner Trustee:	Wilmington Trust Company.

Custodian:	U.S. Bank, National Association.

Rating Agencies:	S&P and Moody’s will rate the Notes. It is expected that the Notes will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on May 1, 2006, and (ii) the date of origination of such Mortgage Loan, or such other date as specified in the related subsequent transfer instrument.

Pricing Date:	On or about June 2, 2006.

Closing Date:	On or about June 8, 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in June 2006.

Notes:	The “Senior Notes” will consist of the Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C and Class X Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes. The Senior Notes (other than the Class X Notes) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes are collectively referred to herein as the “Offered Notes.” The Senior and Subordinate Notes are collectively referred to herein as the “Notes.”

The Trust will also issue the Class C Certificate and the Ownership Certificate, neither of which will be publicly offered.

Accrued Interest:	The price to be paid by investors for the Notes (other than the Class X Notes) will not include accrued interest (settling flat).

The Class X Notes will settle with 37 days accrued interest.

Interest Accrual Period:	The interest accrual period for the Notes (other than the Class X Notes) for each Payment Date will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

The interest accrual period for the Class X Notes will be the calendar month prior to such Distribution Date (on a 30/360 basis).

Registration:	The Notes will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Status:	The Senior Notes (other than the Class X Notes) and Subordinate Notes are anticipated to be debt for federal income tax purposes. The Class X Notes are anticipated to be “stripped coupons” for federal income tax purposes. The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.”

ERISA Eligibility:	The Offered Notes are expected to be eligible for ERISA plans that satisfy an investor based class exemption.

SMMEA Treatment:	After the end of the Prefunding Period, the Senior Notes and the Class M-1, Class M-2 and Class M-3 Notes are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:	The terms of the transaction allow for the purchase by the Depositor of all the Mortgage Loans and other property of the trust (the “Optional Termination”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date.

Pricing Prepayment Speed:	25% CPR

Initial Mortgage Loans:	On the Closing Date, the aggregate principal balance of the mortgage loans is expected to be approximately $1,096,133,233 (the “Initial Mortgage Loans”). The “Group 1 Initial Mortgage Loans” consist of conforming balance adjustable rate, negative amortization, first lien residential mortgage loans with original terms to maturity of not more than 40 years, with an aggregate principal balance of approximately $499,550,507. The “Group 2 Initial Mortgage Loans” consist of conforming and non-conforming balance adjustable rate, negative amortization, first lien residential mortgage loans with original terms to maturity of not more than 40 years with an aggregate principal balance of approximately $596,582,725. Each of the Group 1 Initial Mortgage Loans and the Group 2 Initial Mortgage Loans is a “Mortgage Loan Group”. Approximately, 96.97% of the Initial Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“MTA”) and approximately 3.03% of the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate period of 1, 2 or 3 months) based upon 1 month LIBOR. After the initial fixed interest rate period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of the related Index and the gross margin. As of the Cut-off Date, approximately 0.51% of the Mortgage Loans are in their initial fixed rate period. None of the Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate. Approximately 69.59% of the Initial Mortgage Loans are subject to prepayment penalty charges.

For all of the Mortgage Loans, the minimum monthly payment amount is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the current monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds 110%, 115% or 125% of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Pre-funding Amount:	The Depositor will deposit up to approximately $103,866,768 (the “Pre-funding Amount”), which will consist of up to approximately $81,300,606 related to Group 1 and up to approximately $22,566,161 related to Group 2 into an account (the “Pre-funding Account”). Funds on deposit in the Pre-funding Account will be used from time to time to acquire “Subsequent Mortgage Loans” during the Pre-funding Period. It is expected that the composition and characteristics of the Subsequent Mortgage Loans will be similar to those of the Initial Mortgage Loans in all material respects. A small portion of the Subsequent Mortgage Loans may have a mortgage rate which adjusts monthly based on the COFI index.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) September 6, 2006.

To the extent that the Issuing Entity does not fully use amounts on deposit in the Pre-funding Account to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the Issuing Entity will apply the remaining amounts as a prepayment of principal to the related Notes on the Payment Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Notes from amounts in the Pre-funding Account.

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the servicing fee rate, indenture trustee fees, custodial fees and lender-paid mortgage insurance fees.

Servicing Fee Rate:	The “Servicing Fee Rate” with respect to each Payment Date is a rate equal to 0.375% per annum.

Note Rate:	The “Note Rate” on each Class of Notes (other than the Class X Notes) will be equal to the lesser of (i) the related Formula Rate and (ii) the related Available Funds Cap Rate.

Formula Rate:	The “Formula Rate” on each Class of the Notes (other than the Class X Notes) will be equal to the lesser of (i) One Month LIBOR plus the related margin for such Class and (ii) 10.50%.

Class X Rate:	The “Class X Rate” is equal to 1.10% for Payment Dates 1 to 12, 0.90% for Payment Dates 13 to 18, 0.80% for Payment Dates 19 to 24 and 0.70% thereafter.

Available Funds Cap Rate:	The “Available Funds Cap Rate” with respect to the Notes is equal to (i) the product of (a) the excess of (I) the weighted average of the Net Mortgage Rates for the Mortgage Loans, adjusted for the related Interest Accrual Period over (II) the Class X Rate and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the month prior to such Payment Date divided by (ii) the aggregate principal balance of the Notes immediately prior to such Payment Date.

Available Funds Shortfalls:	With respect to any Payment Date, each class of Notes will be entitled to the “Available Funds Shortfall” for such class which will equal the sum of:

(i)     the excess, if any, of the amount of interest that such class would have been entitled to receive if the Note Rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Payment Date based on the Note Rate for such class;

(ii) any excess described in clause (i) above remaining unpaid from prior Payment Dates; and

(iii)  interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable Note Rate determined without regard to clause (ii) in the definition thereof.

Monthly Servicer Advances:	The Servicer is generally required to advance scheduled principal and interest (net of the servicing fee) for any delinquent mortgage loan, but is not required to make any advance that the Servicer deems to be non-recoverable.

Adjusted Cap Rate:	The “Adjusted Cap Rate” for the Notes and for any Payment Date equals the excess of (i) the Available Funds Cap Rate over (ii) (a) the product of (I) the Net Deferred Interest for the Mortgage Loans for such Payment Date, and (II) 12, divided by (b) the aggregate principal balance of the Notes immediately prior to such Payment Date.

Deferred Interest:	The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:	The “Net Deferred Interest” for any Payment Date and Mortgage Loan Group is the excess, if any, of Deferred Interest for the related Due Period for that Mortgage Loan Group over voluntary principal prepayments for the related Prepayment Period for that Mortgage Loan Group.

For any Payment Date, Net Deferred Interest will be allocated among the Notes in an amount equal to the excess, if any, for each such class of (i) the current interest accrued at the applicable Note Rate for such class, over (ii) the amount of current interest that would have accrued had the Note Rate for such class equaled the related Adjusted Cap Rate for such class and Payment Date. The amount of current interest allocable to each Class of Notes will be reduced by the amount of Net Deferred Interest allocable to such Class of Notes and such Net Deferred Interest will be added to the principal balance of such Class of Notes unless paid on such Payment Date in priority 8) under “Priority of Distributions.”

Credit Enhancement:	Credit Enhancement consists of the following:
1) The Mortgage Insurance Policies;
2) Net Monthly Excess Cashflow;
3) Prepayment Penalty Charges;
4) Overcollateralization Amount; and
5) Subordination.

Mortgage Insurance Policies:	Approximately 2.53% of the Initial Mortgage Loans are covered by borrower-paid mortgage insurance policies issued by various insurers (such loans are the “Borrower Insured Mortgage Loans”).

Approximately 2.76% of the Initial Mortgage Loans are covered by a lender-paid mortgage insurance policy issued by Mortgage Guaranty Insurance Corp. (“MGIC) (such loans are the “Lender Insured Mortgage Loans”). Approximately 1.18% of the Initial Mortgage Loans have a original loan-to-value ratio in excess of 80% and are not insured. Additionally, approximately 93.53% of the Initial Mortgage Loans have a original loan-to-value ratio less than or equal to 80% and are not insured.

The mortgage insurance policy provided by MGIC on the Lender Insured Mortgage Loans insures a portion of the loss on the related mortgage loan to a level where the uninsured exposure of the mortgage loan is reduced to an amount equal to 30% of the original loan-to-value ratio of such mortgage loan.

Claim payments, if any, under a mortgage insurance policy will be made to the Servicer, deposited in the collection account and treated in the same manner as a prepayment of the related mortgage loan.

Excess Cashflow:	The “Excess Cashflow” for any Payment Date will be equal to the sum of the funds remaining after priority 1) and 2) (excluding the Excess Cashflow component of 2) under “Priority of Distributions.”

Overcollateralization Amount:	The “Overcollateralization Amount” is equal to the excess of (i) the aggregate principal balance of the Mortgage Loans and any outstanding Pre-funding Amount over (ii) the aggregate principal balance of the Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.95% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date.

Overcollateralization Target Amount:	On any Payment Date, the “Overcollateralization Target Amount” is equal to:

(i) prior to the Crossover Date, 0.950% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date, and

(ii) on or after the Crossover Date, if no Trigger Event has occurred and is continuing, the greater of:

(a)    2.375% of the current principal balance of the Mortgage Loans, prior to the Payment Date in June 2012 and 1.900% of the current principal balance of the Mortgage Loans, on or after the Payment Date in June 2012;

(b) 0.500% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount on the Closing Date (the “OC Floor”), and

(iii) during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Payment Date.

Crossover Date:	The earlier to occur of

(i) the Payment Date on which the aggregate class note balance of the Senior Notes has been reduced to zero and

(ii) the later to occur of

a. the Payment Date occurring in June 2009; and

b.      the first Payment Date on which the Credit Enhancement Percentage for the Senior Notes is greater than or equal to (i) prior to the Payment Date in June 2012, 26.75% and (ii) on or after the Payment Date in June 2012, 21.40%.

Trigger Event:	A “Trigger Event” is in effect on any Payment Date on or after the Crossover Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to June 2012, 26.25% of the current Credit Enhancement Percentage of the Senior Notes and (b) on or after June 2012, 32.75% of the current Credit Enhancement Percentage of the Senior Notes or (ii) cumulative realized losses for the related Payment Date as a percentage of the sum of (i) the principal balance of the Mortgage Loans as of the Cut-off Date and (ii) the Pre-funding Amount as of the Closing Date are greater than:

Payment Date	Percentage

June 2008 – May 2009	0.20% for the first month plus an additional 1/12th of 0.30% for each month thereafter

June 2009 – May 2010	0.50% for the first month plus an additional 1/12th of 0.40% for each month thereafter

June 2010 – May 2011	0.90% for the first month plus an additional 1/12th of 0.40% for each month thereafter

June 2011 – May 2012	1.30% for the first month plus an additional 1/12th of 0.50% for each month thereafter

June 2012 –May 2013	1.80% for the first month plus an additional 1/12th of 0.20% for each month thereafter

June 2013 and thereafter	2.00%

Credit Enhancement Percentage:	The “Credit Enhancement Percentage” for any Payment Date and any class of Notes is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Notes subordinate to such class of Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (S&P/Moody’s)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before June 2012 and on or after Crossover Date	Target Credit Enhancement Percentage on or after June 2012 and on or after Crossover Date
Senior	AAA/Aaa	10.700%	26.750%	21.400%
M-1	AA+/Aa1	7.350%	18.375%	14.700%
M-2	AA/Aa2	5.750%	14.375%	11.500%
M-3	AA-/Aa3	4.800%	12.000%	9.600%
M-4	A+/A1	4.000%	10.000%	8.000%
M-5	A+/A2	3.450%	8.625%	6.900%
M-6	A/A2	2.950%	7.375%	5.900%
M-7	A-/A3	2.450%	6.125%	4.900%
M-8	BBB+/Baa1	1.950%	4.875%	3.900%
M-9	BBB-/Baa2	1.450%	3.625%	2.900%
M-10	BB+/Ba1	0.950%	2.375%	1.900%

Allocation of Realized Losses:	If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will be absorbed first, by the Excess Cashflow, and second, by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be allocated in reverse sequential order, first to the Class M-10 Notes, second to the Class M-9 Notes, third to the Class M-8 Notes, fourth to the Class M-7 Notes, fifth to the Class M-6 Notes, sixth to the Class M-5 Notes, seventh to the Class M-4 Notes, eighth to the Class M-3 Notes, ninth to the Class M-2 Notes, tenth to the Class M-1 Notes, and eleventh in the case of the Group 2 Mortgage Loans; sequentially to the Class 2A-1C and Class 2A-1B Notes, in that order, for so long as such Notes are outstanding; provided however, the allocation of Realized Losses to the Class 2A-1B, Class 2A-1C and Subordinate Notes will not result in a write down of the related class note principal balances (any such allocation of realized losses to such Notes will be referred to as “Allocated Realized Losses”).

It is possible that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Senior Notes all interest and principal amounts to which such Notes are then entitled and it is likely that under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Subordinate Notes all interest and principal amounts to which such Notes are entitled.

Available Funds:	For each Payment Date, “Available Funds” will be equal to the sum of (a) interest and principal received or advanced on the Mortgage Loans and (b) prepayment penalty charges collected.

Principal Funds:	For each Payment Date, “Principal Funds” will generally consist of the sum of (i) scheduled principal, (ii) liquidation proceeds and other unscheduled payments and (iii) the excess, if any, of voluntary prepayments over Deferred Interest.

Priority of Distributions:

Available Funds will be distributed as follows:

1.      Interest funds, as follows: first to pay any servicing fees, indenture trustee fees, custodian fee and lender-paid mortgage insurance fees, second, monthly interest to the Class 1A-1, Class 2A-1A, Class 2A-1B, Class 2A-1C and Class X Notes (pro-rata among the classes in each group) plus any previously unpaid interest to the Class 1A-1, Class 2A-1A and Class X Notes, generally from interest collected in the related loan group, third, monthly interest to the Class M-1 Notes, fourth, monthly interest to the Class M-2 Notes, fifth, monthly interest to the Class M-3 Notes, sixth, monthly interest to the Class M-4 Notes, seventh, monthly interest to the Class M-5 Notes, eighth, monthly interest to the Class M-6 Notes, ninth, monthly interest to the Class M-7 Notes, tenth, monthly interest to the Class M-8 Notes, eleventh, monthly interest to the Class M-9 Notes, and twelfth, monthly interest to the Class M-10 Notes. Monthly interest will exclude interest on the portion of the Class 2A-1B and Class 2A-1C Notes and the Subordinate Notes related to Allocated Realized Losses.

2.      Principal Funds excluding amounts related to Allocated Realized Losses (including any amounts required to be taken from Excess Cashflow to the extent necessary to maintain the Overcollateralization Amount at the Required Overcollateralization Amount), as follows: monthly principal to the Class 1A-1, Class 2A-1A, Class 2A-1B and Class 2A-1C Notes, generally based on principal collected in the related loan group, as described under “Principal Paydown”, then monthly principal to the Class M-1 Notes as described under “Principal Paydown,” then monthly principal to the Class M-2 Notes as described under “Principal Paydown,” then monthly principal to the Class M-3 Notes as described under “Principal Paydown,” then monthly principal to the Class M-4 Notes as described under “Principal Paydown,” then monthly principal to the Class M-5 Notes as described under “Principal Paydown,” then monthly principal to the Class M-6 Notes as described under “Principal Paydown,” then monthly principal to the Class M-7 Notes as described under “Principal Paydown,” then monthly principal to the Class M-8 Notes as described under “Principal Paydown,” then monthly principal to the Class M-9 Notes as described under “Principal Paydown,” and then monthly principal to the Class M-10 Notes as described under “Principal Paydown.”

3.      Any Allocated Realized Losses paid first, sequentially to the Class 2A-1B and Class 2A-1C Notes in that order, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes, to the extent owed.

4.      Pay any previously unpaid interest to the Class 2A-1B Notes, second, any previously unpaid interest to the Class 2A-1C Notes, third, any previously unpaid interest to the Class M-1 Notes, fourth, any previously unpaid interest to the Class M-2 Notes, fifth, any previously unpaid interest to the Class M-3 Notes, sixth, any previously unpaid interest to the Class M-4 Notes, seventh, any previously unpaid interest to the Class M-5 Notes, eighth, any previously unpaid interest to the Class M-6 Notes, ninth, any previously unpaid interest to the Class M-7 Notes, tenth, any previously unpaid interest to the Class M-8 Notes, eleventh, any previously unpaid interest to the Class M-9 Notes, and twelfth, any previously unpaid interest to the Class M-10 Notes (in each case excluding interest on the portion of the Class 2A-1B, Class 2A-1C and Subordinate Notes related to Allocated Realized Losses).

5.      Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Notes based on outstanding unpaid principal balance (excluding the portion of the Class 2A-1B, Class 2A-1C and Subordinate Notes related to Allocated Realized Losses).

6.      Pay unpaid interest first, sequentially to the Class 2A-1B and Class 2A-1C Notes, in that order, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes on the portion of the Class 2A-1B, Class 2A-1C and Subordinate Notes related to Allocated Realized Losses.

7.      Any Available Funds Cap Shortfall, first, sequentially to the Class 2A-1B and Class 2A-1C Notes in that order, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Notes on the portion of the Class 2A-1B, Class 2A-1C and Subordinate Notes related to Allocated Realized Losses.

8. Any Net Deferred Interest for the current Payment Date, pro-rata, to the Senior and Subordinate Notes based on the amount of the Net Deferred Interest allocated to such classes of Notes.

9. To the holder of the ownership certificate, any remaining amounts.

Principal Paydown:	The related share of principal allocable to the Group 1 Notes will be distributed to the Class 1A-1 Notes until its note principal balance is reduced to zero. The related share of principal allocable to the Group 2 Notes will be distributed to the Class 2A-1A, Class 2A-1B and Class 2A-1C Notes on a pro-rata basis (based on note principal balance) until its note principal balance is reduced to zero.

Prior to the Crossover Date or if a Trigger Event is in effect, 100% of principal (including Excess Cashflow used to pay principal) will be paid to the Senior Notes (other than the Class X Notes) generally pro-rata, based on the principal collected in the related loan group, provided, however, that if the Senior Notes (other than the Class X Notes) have been retired, principal will be applied sequentially in the following order of priority: (1) Class M-1 Notes, (2) Class M-2 Notes, (3) Class M-3 Notes, (4) Class M-4 Notes, (5) Class M-5 Notes, (6) Class M-6 Notes, (7) Class M-7 Notes, (8) Class M-8 Notes, (9) Class M-9 Notes, and (10) Class M-10 Notes.

On or after the Crossover Date and if a Trigger Event is not in effect, the Notes (other than the Class X Notes) will be entitled to receive payments of principal (including Excess Cashflow used to pay principal) in the following order of priority: first to the Senior Notes (other than the Class X Notes), generally pro-rata based on the principal collected in the related loan group, such that the Senior Notes will have at least 26.750% credit enhancement prior to the Payment Date in June 2012 and 21.400% thereafter, second to Class M-1 Notes such that the Class M-1 Notes will have at least 18.375% credit enhancement prior to the Payment Date in June 2012 and 14.700% thereafter, third to the Class M-2 Notes such that the Class M-2 Notes will have at least 14.375% credit enhancement prior to the Payment Date in June 2012 and 11.500% thereafter, fourth to the Class M-3 Notes such that the Class M-3 Notes will have at least 12.000% credit enhancement prior to the Payment Date in June 2012 and 9.600% thereafter, fifth to the Class M-4 Notes such that the Class M-4 Notes will have at least 10.000% credit enhancement prior to the Payment Date in June 2012 and 8.000% thereafter, sixth to the Class M-5 Notes such that the Class M-5 Notes will have at least 8.625% credit enhancement prior to the Payment Date in June 2012 and 6.900% thereafter, seventh to the Class M-6 Notes such that the Class M-6 Notes will have at least 7.375% credit enhancement prior to the Payment Date in June 2012 and 5.900% thereafter, eighth to the Class M-7 Notes such that the Class M-7 Notes will have at least 6.125% credit enhancement prior to the Payment Date in June 2012 and 4.900% thereafter, ninth to the Class M-8 Notes such that the Class M-8 Notes will have at least 4.875% credit enhancement prior to the Payment Date in June 2012 and 3.900% thereafter, tenth to the Class M-9 Notes such that the Class M-9 Notes will have at least 3.625% credit enhancement prior to the Payment Date in June 2012 and 2.900% thereafter, and eleventh to the Class M-10 Notes such that the Class M-10 Notes will have at least 2.375% credit enhancement prior to the Payment Date in June 2012 and 1.900% thereafter (subject, in each case, to any overcollateralization floors), in each case until the related note principal balance is reduced to zero.

Class X Note Payments:	After the Priority of Distributions above, any payments allocated to the Class X Notes will be distributed as follows:

1.      Any Available Funds Cap Shortfall, pro-rata to the Senior and Subordinate Notes based on the outstanding unpaid principal balance (first on the portion not related to Allocated Realized Losses and then on the portion related to Allocated Realized Losses).

2. Any remaining amounts to the Class X Notes.

Total Collateral –Initial Mortgage Loans

As of the Cut-Off Date

			Minimum	Maximum
Scheduled Principal Balance	$1,096,133,233		$59,929	$3,032,861
Average Scheduled Principal Balance	$380,866
Number of Mortgage Loans	2,878

Weighted Average Gross Coupon	7.102%		1.600%	9.238%
Weighted Average FICO Score	712		611	823
Weighted Average Original LTV	74.51%		16.86%	95.00%

Weighted Average Original Term	382 months		360 months	480 months
Weighted Average Stated Remaining Term	376 months		340 months	476 months
Weighted Average Seasoning	7 months		0 months	20 months

Weighted Average Gross Margin	3.215%		1.900%	5.350%
Weighted Average Minimum Interest Rate	2.997%		1.000%	4.950%
Weighted Average Maximum Interest Rate	10.736%		8.575%	19.900%
Weighted Average Initial Rate Cap	N/A		N/A	N/A
Weighted Average Subsequent Rate Cap	N/A		N/A	N/A
Weighted Average Months to Roll	1 month		1 month	1 month

Maturity Date			Sep 1 2034	Jan 1 2046
Maximum Zip Code Concentration	0.60%	94080
ARM	100.00%	Condo		8.17%
		Multi-Unit		6.67%
Negam LIBOR	3.03%	PUD		18.27%
Negam MTA	96.97%	Single Family Residence		66.84%
		Townhouse		0.05%
Not Interest Only	100.00%
		Investment (Non-Owner Occupied)		13.62%
Prepay Penalty: N/A	30.41%	Primary		84.10%
Prepay Penalty: 6 months	0.49%	Secondary Home		2.28%
Prepay Penalty: 12 months	22.49%
Prepay Penalty: 24 months	4.08%	Neg Amort Limit
Prepay Penalty: 36 months	42.51%	110		64.58%
Prepay Penalty: 60 months	0.03%	115		35.30%
		125		0.12%
First Lien	100.00%
		Payment Adjustment Frequency
Alternative Documentation	0.55%	12		100.00%
Full Documentation	11.89%
NISA	0.04%	Recast Period
No Documentation	6.54%	60		100.00%
No Income Verification	25.50%
No Ratio	2.37%	Payment Cap
Reduced Documentation	0.05%	7.5		100.00%
SIVA	14.02%
Stated Income	38.56%	Top 5 States:
Streamline Documentation	0.47%	California		73.99%
VOE	0.01%	Florida		6.89%
		Arizona		2.91%
Cash Out Refinance	52.85%	Nevada		2.86%
Purchase	35.70%	Virginia		2.49%
Rate/Term Refinance	11.45%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	22	1,933,882.74	0.18%	6.946	353	66.25	726
100,000.01 - 150,000.00	154	19,544,397.05	1.78%	7.351	359	72.80	719
150,000.01 - 200,000.00	275	48,041,580.38	4.38%	7.303	360	74.36	710
200,000.01 - 250,000.00	342	76,773,074.91	7.00%	7.165	371	74.60	711
250,000.01 - 300,000.00	342	93,964,564.54	8.57%	7.102	369	75.43	709
300,000.01 - 350,000.00	361	117,209,609.32	10.69%	7.179	374	75.03	709
350,000.01 - 400,000.00	299	112,018,096.69	10.22%	7.168	376	76.04	712
400,000.01 - 450,000.00	258	108,823,488.89	9.93%	7.109	369	76.04	711
450,000.01 - 500,000.00	190	90,425,744.23	8.25%	7.083	377	75.92	707
500,000.01 - 550,000.00	165	86,141,090.26	7.86%	7.085	379	75.55	709
550,000.01 - 600,000.00	137	78,618,132.45	7.17%	7.085	384	76.74	719
600,000.01 - 650,000.00	95	59,417,012.80	5.42%	7.072	377	75.23	710
650,000.01 - 700,000.00	64	42,709,966.93	3.90%	7.048	378	74.70	708
700,000.01 - 750,000.00	35	25,270,496.29	2.31%	6.995	378	75.14	717
750,000.01 - 800,000.00	30	23,157,093.77	2.11%	6.897	389	71.79	727
800,000.01 - 850,000.00	18	14,707,238.04	1.34%	7.029	380	66.05	731
850,000.01 - 900,000.00	16	13,966,500.71	1.27%	6.970	384	69.77	719
900,000.01 - 950,000.00	12	11,034,948.00	1.01%	6.878	383	68.12	715
950,000.01 - 1,000,000.00	19	18,574,908.28	1.69%	6.762	390	69.14	702
1,000,000.01+	44	53,801,406.22	4.91%	6.945	392	65.75	716

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500 - 1.999	18	4,053,100.00	0.37%	1.702	360	68.74	691
2.000 - 2.499	4	1,182,300.00	0.11%	2.349	360	86.70	731
2.500 - 2.999	1	348,500.00	0.03%	2.990	360	85.00	668
5.500 - 5.999	8	6,043,392.62	0.55%	5.851	372	73.15	717
6.000 - 6.499	150	64,459,854.94	5.88%	6.362	360	70.29	715
6.500 - 6.999	946	406,200,786.67	37.06%	6.787	376	72.63	715
7.000 - 7.499	1,112	412,709,689.69	37.65%	7.244	377	76.16	708
7.500 - 7.999	460	149,981,894.71	13.68%	7.710	380	75.91	716
8.000 - 8.499	145	40,620,243.08	3.71%	8.224	376	77.31	705
8.500 - 8.999	30	9,647,925.91	0.88%	8.676	366	77.79	715
9.000 - 9.499	4	885,544.88	0.08%	9.119	350	91.70	669

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
600 - 619	1	302,435.44	0.03%	7.338	354	80.00	611
620 - 649	149	51,685,215.58	4.72%	7.175	358	74.64	637
650 - 674	418	151,469,340.88	13.82%	7.142	368	75.31	665
675 - 699	672	258,492,516.67	23.58%	7.106	374	74.24	688
700 - 724	629	252,911,984.94	23.07%	7.058	376	75.24	711
725 - 749	397	149,698,282.43	13.66%	7.104	375	74.91	736
750 - 774	350	134,863,314.74	12.30%	7.110	388	73.98	761
775 - 799	212	79,456,737.65	7.25%	7.137	385	72.38	785
800 - 824	48	16,750,080.13	1.53%	6.867	384	70.67	807
None	2	503,324.04	0.05%	7.031	353	77.85	0

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	1,858	707,883,775.57	64.58%	7.092	387	74.07	715
115.000	1,017	386,933,983.21	35.30%	7.120	356	75.31	707
125.000	3	1,315,473.72	0.12%	6.979	348	77.42	710

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 49.99	113	37,975,677.26	3.46%	6.880	380	41.29	729
50.00 - 54.99	54	19,914,848.39	1.82%	6.914	378	52.75	716
55.00 - 59.99	82	28,123,216.59	2.57%	7.051	386	57.52	723
60.00 - 64.99	146	59,948,618.30	5.47%	7.033	386	62.54	712
65.00 - 69.99	198	84,947,565.33	7.75%	7.028	374	67.54	706
70.00 - 74.99	357	142,498,805.17	13.00%	7.050	373	72.21	706
75.00 - 79.99	669	259,907,611.27	23.71%	7.085	377	76.67	712
80.00	984	392,556,171.12	35.81%	7.120	377	80.00	713
80.01 - 84.99	28	7,687,179.73	0.70%	7.210	355	83.86	702
85.00 - 89.99	68	18,995,470.56	1.73%	7.535	354	86.35	710
90.00 - 94.99	91	22,158,061.69	2.02%	7.449	355	90.65	700
95.00 - 99.99	88	21,420,007.09	1.95%	7.655	357	95.00	717

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	2,421	891,838,780.54	81.36%	7.084	353	74.82	709
480	457	204,294,451.96	18.64%	7.178	473	73.14	724

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301 - 360	2,421	891,838,780.54	81.36%	7.084	353	74.82	709
361+	457	204,294,451.96	18.64%	7.178	473	73.14	724

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 20.00	99	33,221,407.04	3.03%	7.086	375	75.79	729
20.01 - 25.00	139	41,677,957.32	3.80%	7.345	369	75.18	717
25.01 - 30.00	262	87,580,349.37	7.99%	7.148	375	73.67	721
30.01 - 35.00	510	183,203,502.26	16.71%	7.148	378	74.42	718
35.01 - 40.00	1,098	440,184,848.49	40.16%	7.070	381	75.10	710
40.01 - 45.00	435	179,790,598.39	16.40%	7.076	366	75.36	703
45.01 - 50.00	63	24,818,359.75	2.26%	7.036	362	74.81	703
50.01 - 55.00	28	10,584,368.24	0.97%	7.121	361	76.76	710
60.01+	1	665,656.34	0.06%	6.838	349	75.00	683
None	243	94,406,185.30	8.61%	7.086	373	70.03	714

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam LIBOR	95	33,256,500.37	3.03%	7.674	362	74.50	729
Negam MTA	2,783	1,062,876,732.13	96.97%	7.084	376	74.51	711

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	810	333,287,529.53	30.41%	7.049	379	73.79	723
Prepay Penalty: 6 months	9	5,400,227.93	0.49%	7.362	351	73.67	725
Prepay Penalty: 12 months	561	246,483,887.05	22.49%	6.938	378	73.90	710
Prepay Penalty: 24 months	142	44,687,396.74	4.08%	7.280	364	76.02	707
Prepay Penalty: 36 months	1,355	465,934,774.14	42.51%	7.206	373	75.21	706
Prepay Penalty: 60 months	1	339,417.11	0.03%	7.338	355	75.00	656

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Silent 2nd	2,244	807,356,007.28	73.65%	7.095	372	74.14	711
Silent 2nd	634	288,777,225.22	26.35%	7.122	387	75.56	716

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	16	6,007,016.35	0.55%	6.928	382	77.49	693
Full Documentation	475	130,306,677.14	11.89%	7.250	364	79.30	709
NISA	1	473,782.95	0.04%	7.788	356	80.00	630
No Documentation	197	71,704,849.46	6.54%	7.021	380	67.81	719
No Income Verification	636	279,545,159.69	25.50%	7.119	410	74.88	721
No Ratio	57	25,969,565.33	2.37%	7.288	358	76.33	706
Reduced Documentation	2	552,941.44	0.05%	7.329	349	85.73	673
SIVA	354	153,674,301.94	14.02%	7.005	373	72.50	704
Stated Income	1,122	422,632,546.18	38.56%	7.086	358	74.50	709
Streamline Documentation	17	5,131,887.66	0.47%	6.897	353	73.49	712
VOE	1	134,504.36	0.01%	6.888	353	40.30	716

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,555	579,266,620.82	52.85%	7.064	374	71.47	706
Purchase	1,000	391,372,720.57	35.70%	7.167	376	78.86	721
Rate/Term Refinance	323	125,493,891.11	11.45%	7.073	383	74.97	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	289	89,551,197.86	8.17%	7.149	372	76.10	718
Multi-Unit	170	73,082,526.48	6.67%	7.370	394	73.20	718
PUD	530	200,246,146.56	18.27%	7.082	376	75.50	716
Single Family Residence	1,885	732,655,715.01	66.84%	7.075	374	74.17	709
Townhouse	4	597,646.59	0.05%	6.905	354	83.37	746

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	482	149,309,147.71	13.62%	7.454	382	74.46	731
Primary	2,313	921,860,103.28	84.10%	7.039	375	74.45	708
Secondary Home	83	24,963,981.51	2.28%	7.330	368	76.96	727

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	4	545,404.78	0.05%	7.961	353	94.92	727
Arizona	112	31,869,851.55	2.91%	7.063	361	76.13	707
Arkansas	4	619,657.55	0.06%	7.337	354	82.19	741
California	1,830	810,978,649.85	73.99%	7.060	381	73.44	712
Colorado	46	13,179,419.50	1.20%	7.250	399	77.09	722
Connecticut	14	4,577,103.76	0.42%	7.061	353	74.10	697
Delaware	5	1,460,807.47	0.13%	7.455	358	75.58	710
District of Columbia	4	1,081,012.78	0.10%	5.121	357	74.95	676
Florida	320	75,502,505.03	6.89%	7.415	354	78.46	708
Georgia	10	2,741,651.23	0.25%	6.932	355	83.06	712
Hawaii	8	1,674,452.47	0.15%	7.399	352	68.81	759
Idaho	6	1,383,195.82	0.13%	6.913	354	75.07	716
Illinois	22	6,588,850.23	0.60%	6.868	353	79.36	690
Indiana	5	799,188.00	0.07%	8.413	354	90.48	702
Kansas	1	105,859.86	0.01%	7.288	353	84.34	694
Louisiana	1	238,127.42	0.02%	6.288	354	95.00	756
Maryland	47	15,413,816.27	1.41%	6.783	354	76.07	704
Massachusetts	16	5,283,660.08	0.48%	7.402	355	74.51	710
Michigan	19	3,975,350.92	0.36%	7.239	353	78.41	686
Minnesota	8	1,674,150.86	0.15%	7.213	353	77.77	707
Missouri	3	554,963.40	0.05%	7.391	354	91.71	709
Nevada	103	31,392,812.75	2.86%	7.223	372	76.69	722
New Jersey	18	5,857,057.34	0.53%	7.340	355	78.37	686
New Mexico	13	3,238,167.57	0.30%	7.415	354	79.50	762
New York	19	8,878,726.16	0.81%	6.867	353	72.82	720
North Carolina	13	3,222,681.51	0.29%	7.003	356	75.78	719
Ohio	20	3,597,343.73	0.33%	7.513	354	87.86	679
Oregon	13	4,148,200.16	0.38%	7.219	356	76.72	710
Pennsylvania	24	4,595,541.48	0.42%	7.250	354	78.72	702
Rhode Island	4	877,988.25	0.08%	7.614	355	77.81	701
South Carolina	9	2,474,043.25	0.23%	7.362	357	74.90	690
Tennessee	1	111,343.09	0.01%	8.088	349	67.90	682
Texas	15	2,769,037.83	0.25%	7.686	354	86.46	709
Utah	7	1,395,675.79	0.13%	6.553	355	77.64	738
Vermont	1	158,770.78	0.01%	7.288	353	80.00	673
Virginia	78	27,269,529.41	2.49%	7.214	353	77.13	713
Washington	48	14,332,027.23	1.31%	7.216	386	78.57	718
Wisconsin	7	1,566,607.34	0.14%	7.489	353	78.35	725

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500 - 1.999	5	4,485,581.77	0.41%	5.896	352	74.66	715
2.000 - 2.499	74	30,898,001.64	2.82%	6.389	371	71.50	725
2.500 - 2.999	794	341,812,557.47	31.18%	6.713	371	72.64	716
3.000 - 3.499	1,214	461,965,886.45	42.15%	7.131	378	74.94	709
3.500 - 3.999	570	194,957,988.29	17.79%	7.528	382	76.08	713
4.000 - 4.499	163	46,570,194.35	4.25%	8.007	376	75.54	703
4.500 - 4.999	49	13,292,130.34	1.21%	8.431	369	85.07	703
5.000 - 5.499	9	2,150,892.19	0.20%	9.004	351	91.72	692

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	46	14,211,245.99	1.30%	7.345	351	74.40	704
1.500 - 1.999	292	79,834,179.97	7.28%	6.974	356	72.28	705
2.000 - 2.499	224	68,387,408.96	6.24%	7.105	362	78.62	716
2.500 - 2.999	763	330,989,070.28	30.20%	6.747	371	72.92	716
3.000 - 3.499	1,071	423,847,668.79	38.67%	7.153	379	75.12	708
3.500 - 3.999	405	150,569,477.62	13.74%	7.584	390	75.84	715
4.000 - 4.499	67	24,553,261.51	2.24%	8.094	396	73.43	715
4.500 - 4.999	10	3,740,919.38	0.34%	8.609	407	73.39	694

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
8.500 - 8.999	61	25,856,444.10	2.36%	6.769	373	77.41	719
9.000 - 9.499	1	1,007,254.19	0.09%	7.088	354	61.54	695
9.500 - 9.999	1,437	587,501,068.96	53.60%	7.009	365	73.25	709
10.000 - 10.499	96	31,204,877.80	2.85%	7.302	379	75.55	713
10.500 - 10.999	440	131,571,973.16	12.00%	7.136	356	73.51	701
11.000 - 11.499	192	48,017,395.80	4.38%	7.621	355	82.87	711
11.500 - 11.999	49	12,989,471.11	1.19%	7.696	353	90.45	703
12.000 - 12.499	6	1,256,021.11	0.11%	7.275	385	79.71	705
12.500 - 12.999	585	251,745,073.41	22.97%	7.190	416	75.15	724
13.500 - 13.999	1	1,366,832.95	0.12%	5.813	351	75.00	703
14.500 - 14.999	2	682,997.52	0.06%	6.793	351	77.05	731
19.500 - 19.999	8	2,933,822.39	0.27%	7.006	353	74.58	730

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
06/01/06	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Total	2,878	1,096,133,232.50	100.00%	7.102	376	74.51	712

Group 1 –Initial Mortgage Loans

As of the Cut-Off Date

			Minimum	Maximum
Scheduled Principal Balance	$499,550,507		$59,929	$728,092
Average Scheduled Principal Balance	$272,978
Number of Mortgage Loans	1,830
Weighted Average Gross Coupon	7.187%		1.600%	9.238%
Weighted Average FICO Score	711		611	823
Weighted Average Original LTV	74.79%		16.86%	95.00%
Weighted Average Original Term	379 months		360 months	480 months
Weighted Average Stated Remaining Term	373 months		343 months	476 months
Weighted Average Seasoning	6 months		0 months	17 months
Weighted Average Gross Margin	3.330%		1.925%	5.350%
Weighted Average Minimum Interest Rate	2.950%		1.000%	4.800%
Weighted Average Maximum Interest Rate	10.824%		8.575%	19.900%
Weighted Average Initial Rate Cap	N/A		N/A	N/A
Weighted Average Subsequent Rate Cap	N/A		N/A	N/A
Weighted Average Months to Roll	1 month		1 month	1 month
Maturity Date			Dec 1 2034	Jan 1 2046
Maximum Zip Code Concentration	0.90%	94565
ARM	100.00%	Condo		11.26%
		Multi-Unit		9.18%
Negam LIBOR	2.96%	PUD		17.19%
Negam MTA	97.04%	Single Family Residence		62.25%
		Townhouse		0.12%
Not Interest Only	100.00%
		Investment (Non-Owner Occupied)		21.47%
Prepay Penalty: N/A	25.47%	Primary		75.20%
Prepay Penalty: 6 months	0.08%	Secondary Home		3.34%
Prepay Penalty: 12 months	17.15%
Prepay Penalty: 24 months	5.64%	Neg Amort Limit
Prepay Penalty: 36 months	51.66%	110		66.68%
		115		33.32%
First Lien	100.00%
		Payment Adjustment Frequency
Alternative Documentation	0.59%	12		100.00%
Full Documentation	17.38%
No Documentation	6.56%	Recast Period
No Income Verification	22.62%	60		100.00%
No Ratio	0.27%
Reduced Documentation	0.07%	Payment Cap
SIVA	12.77%	7.5		100.00%
Stated Income	39.11%
Streamline Documentation	0.61%	Top 5 States:
VOE	0.03%	California		59.47%
		Florida		12.12%
Cash Out Refinance	59.96%	Nevada		4.34%
Purchase	28.47%	Arizona		4.11%
Rate/Term Refinance	11.57%	Virginia		2.86%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	19	1,708,736.29	0.34%	6.978	354	67.32	726
100,000.01 - 150,000.00	151	19,163,100.49	3.84%	7.361	359	72.60	720
150,000.01 - 200,000.00	271	47,304,061.07	9.47%	7.304	360	74.15	710
200,000.01 - 250,000.00	325	72,902,544.47	14.59%	7.155	372	74.43	712
250,000.01 - 300,000.00	320	87,972,521.20	17.61%	7.112	369	75.20	709
300,000.01 - 350,000.00	332	107,838,700.84	21.59%	7.192	375	74.71	708
350,000.01 - 400,000.00	268	100,245,042.53	20.07%	7.178	378	75.62	711
400,000.01 - 450,000.00	111	45,478,730.87	9.10%	7.158	375	74.38	711
450,000.01 - 500,000.00	16	7,617,335.07	1.52%	7.236	384	76.37	712
500,000.01 - 550,000.00	11	5,635,393.29	1.13%	7.286	386	75.84	720
550,000.01 - 600,000.00	4	2,314,353.76	0.46%	7.419	442	76.73	730
600,000.01 - 650,000.00	1	641,895.67	0.13%	7.788	472	64.62	719
700,000.01 - 750,000.00	1	728,091.59	0.15%	7.788	353	80.00	715

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500 - 1.999	18	4,053,100.00	0.81%	1.702	360	68.74	691
2.000 - 2.499	3	732,300.00	0.15%	2.287	360	88.67	760
2.500 - 2.999	1	348,500.00	0.07%	2.990	360	85.00	668
5.500 - 5.999	3	863,162.72	0.17%	5.887	351	59.38	721
6.000 - 6.499	71	19,953,976.65	3.99%	6.367	357	69.64	717
6.500 - 6.999	503	143,015,512.24	28.63%	6.794	370	72.18	710
7.000 - 7.499	734	204,651,683.29	40.97%	7.242	375	75.78	709
7.500 - 7.999	342	88,851,477.65	17.79%	7.724	375	75.63	719
8.000 - 8.499	126	30,035,785.46	6.01%	8.229	378	78.96	707
8.500 - 8.999	25	6,159,464.25	1.23%	8.683	360	88.15	699
9.000 - 9.499	4	885,544.88	0.18%	9.119	350	91.70	669

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
600 - 619	1	302,435.44	0.06%	7.338	354	80.00	611
620 - 649	102	28,099,030.66	5.62%	7.181	356	75.12	637
650 - 674	281	76,838,344.25	15.38%	7.140	367	75.83	664
675 - 699	421	112,038,281.23	22.43%	7.207	371	74.80	688
700 - 724	386	109,148,881.81	21.85%	7.192	372	74.73	710
725 - 749	251	70,792,359.97	14.17%	7.159	377	75.03	736
750 - 774	209	55,533,714.28	11.12%	7.231	381	75.38	761
775 - 799	143	37,558,180.08	7.52%	7.257	384	73.25	786
800 - 824	34	8,735,955.38	1.75%	6.960	381	65.90	807
None	2	503,324.04	0.10%	7.031	353	77.85	0

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	1,220	333,104,087.88	66.68%	7.209	381	74.52	714
115.000	610	166,446,419.26	33.32%	7.143	357	75.34	705

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 49.99	91	19,507,020.86	3.90%	6.856	376	40.83	730
50.00 - 54.99	38	9,891,912.82	1.98%	6.987	373	53.29	716
55.00 - 59.99	62	16,204,489.94	3.24%	7.004	384	57.44	710
60.00 - 64.99	99	26,962,233.21	5.40%	7.115	380	62.67	712
65.00 - 69.99	113	31,739,033.89	6.35%	7.138	371	67.55	708
70.00 - 74.99	232	66,123,234.08	13.24%	7.144	365	72.19	703
75.00 - 79.99	430	120,371,395.11	24.10%	7.172	374	76.69	710
80.00	530	153,056,532.68	30.64%	7.178	379	80.00	714
80.01 - 84.99	25	6,613,066.86	1.32%	7.477	355	83.97	700
85.00 - 89.99	54	13,591,039.86	2.72%	7.553	354	86.12	705
90.00 - 94.99	81	17,601,658.55	3.52%	7.459	356	90.82	701
95.00 - 99.99	75	17,888,889.28	3.58%	7.715	358	95.00	713

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	1,572	419,662,652.68	84.01%	7.163	354	75.05	708
480	258	79,887,854.46	15.99%	7.313	473	73.45	725

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301 - 360	1,572	419,662,652.68	84.01%	7.163	354	75.05	708
361+	258	79,887,854.46	15.99%	7.313	473	73.45	725

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 20.00	75	20,323,406.20	4.07%	7.085	384	74.94	730
20.01 - 25.00	109	25,228,588.40	5.05%	7.352	367	74.67	715
25.01 - 30.00	185	44,676,349.70	8.94%	7.291	368	75.36	718
30.01 - 35.00	360	94,640,584.66	18.95%	7.263	374	76.36	713
35.01 - 40.00	671	192,863,813.22	38.61%	7.152	376	74.88	708
40.01 - 45.00	254	73,349,357.88	14.68%	7.174	367	76.20	702
45.01 - 50.00	39	11,589,847.87	2.32%	6.958	358	74.56	700
50.01 - 55.00	19	5,446,456.40	1.09%	7.173	354	76.12	704
None	118	31,432,102.81	6.29%	7.084	372	65.28	718

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam LIBOR	61	14,777,797.34	2.96%	7.700	360	72.74	734
Negam MTA	1,769	484,772,709.80	97.04%	7.172	373	74.85	710

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	472	127,210,785.95	25.47%	7.108	376	74.79	722
Prepay Penalty: 6 months	1	402,055.16	0.08%	7.813	355	59.70	674
Prepay Penalty: 12 months	283	85,695,661.04	17.15%	7.000	374	73.84	713
Prepay Penalty: 24 months	108	28,175,790.98	5.64%	7.262	359	75.77	713
Prepay Penalty: 36 months	966	258,066,214.01	51.66%	7.280	372	75.02	704

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Silent 2nd	1,529	408,531,518.10	81.78%	7.178	369	74.19	709
Silent 2nd	301	91,018,989.04	18.22%	7.227	391	77.49	719

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	10	2,960,912.46	0.59%	6.945	393	74.52	689
Full Documentation	388	86,834,892.32	17.38%	7.340	365	80.18	710
No Documentation	122	32,764,118.92	6.56%	7.082	376	65.13	720
No Income Verification	363	113,006,041.14	22.62%	7.251	402	74.68	725
No Ratio	5	1,324,530.94	0.27%	7.285	355	70.28	688
Reduced Documentation	1	341,673.75	0.07%	7.530	349	80.00	663
SIVA	210	63,777,388.24	12.77%	7.048	377	74.19	698
Stated Income	717	195,378,419.24	39.11%	7.153	357	74.30	706
Streamline Documentation	13	3,028,025.77	0.61%	6.903	353	76.97	710
VOE	1	134,504.36	0.03%	6.888	353	40.30	716

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	1,089	299,554,190.38	59.96%	7.084	370	71.46	704
Purchase	529	142,204,256.97	28.47%	7.380	375	80.84	725
Rate/Term Refinance	212	57,792,059.79	11.57%	7.248	380	77.19	710

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	225	56,244,729.75	11.26%	7.244	373	76.81	718
Multi-Unit	131	45,856,053.14	9.18%	7.376	385	73.64	721
PUD	329	85,897,344.67	17.19%	7.198	373	77.30	716
Single Family Residence	1,141	310,954,732.99	62.25%	7.147	371	73.89	706
Townhouse	4	597,646.59	0.12%	6.905	354	83.37	746

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	407	107,230,542.02	21.47%	7.449	382	74.70	732
Primary	1,356	375,645,526.03	75.20%	7.106	370	74.60	704
Secondary Home	67	16,674,439.09	3.34%	7.334	364	79.60	733

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alabama	4	545,404.78	0.11%	7.961	353	94.92	727
Arizona	91	20,526,048.49	4.11%	7.057	365	77.08	710
Arkansas	4	619,657.55	0.12%	7.337	354	82.19	741
California	945	297,070,061.70	59.47%	7.130	380	72.62	710
Colorado	40	8,208,246.72	1.64%	7.284	402	79.46	736
Connecticut	11	2,564,523.60	0.51%	7.217	354	79.14	685
Delaware	5	1,460,807.47	0.29%	7.455	358	75.58	710
District of Columbia	3	631,012.78	0.13%	7.027	355	68.85	671
Florida	281	60,558,618.35	12.12%	7.432	354	78.41	709
Georgia	9	2,052,644.38	0.41%	6.746	354	81.10	708
Hawaii	8	1,674,452.47	0.34%	7.399	352	68.81	759
Idaho	6	1,383,195.82	0.28%	6.913	354	75.07	716
Illinois	19	4,158,674.55	0.83%	7.171	354	80.78	681
Indiana	5	799,188.00	0.16%	8.413	354	90.48	702
Kansas	1	105,859.86	0.02%	7.288	353	84.34	694
Louisiana	1	238,127.42	0.05%	6.288	354	95.00	756
Maryland	39	10,366,578.59	2.08%	6.683	355	76.01	698
Massachusetts	12	3,646,817.71	0.73%	7.355	354	70.89	712
Michigan	15	2,752,513.99	0.55%	7.281	353	81.73	682
Minnesota	8	1,674,150.86	0.34%	7.213	353	77.77	707
Missouri	3	554,963.40	0.11%	7.391	354	91.71	709
Nevada	85	21,673,681.83	4.34%	7.260	372	76.40	724
New Jersey	15	3,922,689.41	0.79%	7.505	356	79.42	690
New Mexico	13	3,238,167.57	0.65%	7.415	354	79.50	762
New York	15	4,807,583.27	0.96%	6.976	355	72.03	711
North Carolina	8	1,378,698.21	0.28%	7.158	356	76.51	702
Ohio	18	3,254,521.72	0.65%	7.561	355	87.11	679
Oregon	11	2,658,174.56	0.53%	7.306	358	77.92	705
Pennsylvania	22	4,126,335.73	0.83%	7.136	354	78.09	704
Rhode Island	4	877,988.25	0.18%	7.614	355	77.81	701
South Carolina	7	1,535,172.89	0.31%	7.259	357	80.46	703
Tennessee	1	111,343.09	0.02%	8.088	349	67.90	682
Texas	15	2,769,037.83	0.55%	7.686	354	86.46	709
Utah	7	1,395,675.79	0.28%	6.553	355	77.64	738
Vermont	1	158,770.78	0.03%	7.288	353	80.00	673
Virginia	52	14,300,394.10	2.86%	7.313	354	76.23	707
Washington	40	10,362,323.63	2.07%	7.252	396	79.36	725
Wisconsin	6	1,388,399.99	0.28%	7.450	353	76.21	721

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500 - 1.999	1	399,915.32	0.08%	5.813	351	55.94	687
2.000 - 2.499	36	9,842,479.93	1.97%	6.399	365	70.96	730
2.500 - 2.999	407	116,627,796.61	23.35%	6.728	366	71.99	711
3.000 - 3.499	788	219,078,381.25	43.86%	7.118	374	74.81	709
3.500 - 3.999	408	108,573,865.53	21.73%	7.488	378	75.96	715
4.000 - 4.499	139	33,094,092.54	6.62%	8.063	380	76.57	704
4.500 - 4.999	42	9,783,083.77	1.96%	8.372	359	89.63	703
5.000 - 5.499	9	2,150,892.19	0.43%	9.004	351	91.72	692

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	36	8,691,096.66	1.74%	7.701	351	72.05	695
1.500 - 1.999	248	57,720,783.31	11.55%	6.957	356	71.45	705
2.000 - 2.499	174	42,741,467.48	8.56%	7.419	357	80.95	713
2.500 - 2.999	390	113,028,086.01	22.63%	6.813	366	72.96	711
3.000 - 3.499	665	190,009,038.08	38.04%	7.169	377	75.19	709
3.500 - 3.999	259	71,642,553.77	14.34%	7.599	389	75.75	719
4.000 - 4.499	51	14,052,855.80	2.81%	8.113	415	74.54	722
4.500 - 4.999	7	1,664,626.03	0.33%	8.485	381	86.11	693

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
8.500 - 8.999	16	5,326,526.36	1.07%	7.043	375	73.51	723
9.500 - 9.999	837	237,111,369.31	47.46%	7.066	365	73.63	706
10.000 - 10.499	60	14,709,738.59	2.94%	7.501	388	72.38	701
10.500 - 10.999	335	80,161,946.94	16.05%	7.024	356	72.21	702
11.000 - 11.499	173	40,275,908.23	8.06%	7.653	355	82.59	711
11.500 - 11.999	44	10,853,267.19	2.17%	7.706	354	90.53	704
12.000 - 12.499	6	1,256,021.11	0.25%	7.275	385	79.71	705
12.500 - 12.999	351	107,188,121.61	21.46%	7.319	409	75.13	728
14.500 - 14.999	1	271,149.08	0.05%	6.838	350	72.58	709
19.500 - 19.999	7	2,396,458.72	0.48%	7.043	353	73.37	729

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
06/01/06	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Total	1,830	499,550,507.14	100.00%	7.187	373	74.79	711

Group 2 –Initial Mortgage Loans

As of the Cut-Off Date

			Minimum	Maximum
Scheduled Principal Balance	$596,582,725		$66,549	$3,032,861
Average Scheduled Principal Balance	$569,258
Number of Mortgage Loans	1,048
Weighted Average Gross Coupon	7.030%		2.450%	8.838%
Weighted Average FICO Score	713		620	820
Weighted Average Original LTV	74.28%		22.67%	95.00%
Weighted Average Original Term	385 months		360 months	480 months
Weighted Average Stated Remaining Term	378 months		340 months	476 months
Weighted Average Seasoning	7 months		0 months	20 months
Weighted Average Gross Margin	3.119%		1.900%	4.950%
Weighted Average Minimum Interest Rate	3.037%		1.000%	4.950%
Weighted Average Maximum Interest Rate	10.661%		8.950%	19.900%
Weighted Average Initial Rate Cap	N/A		N/A	N/A
Weighted Average Subsequent Rate Cap	N/A		N/A	N/A
Weighted Average Months to Roll	1 month		1 month	1 month
Maturity Date			Sep 1 2034	Jan 1 2046
Maximum Zip Code Concentration	1.04%	94080
ARM	100.00%	Condo		5.58%
		Multi-Unit		4.56%
Negam LIBOR	3.10%	PUD		19.17%
Negam MTA	96.90%	Single Family Residence		70.69%
Not Interest Only	100.00%	Investment (Non-Owner Occupied)		7.05%
		Primary		91.56%
Prepay Penalty: N/A	34.54%	Secondary Home		1.39%
Prepay Penalty: 6 months	0.84%
Prepay Penalty: 12 months	26.95%	Neg Amort Limit
Prepay Penalty: 24 months	2.77%	110		62.82%
Prepay Penalty: 36 months	34.84%	115		36.96%
Prepay Penalty: 60 months	0.06%	125		0.22%
First Lien	100.00%	Payment Adjustment Frequency
		12		100.00%
Alternative Documentation	0.51%
Full Documentation	7.29%	Recast Period
NISA	0.08%	60		100.00%
No Documentation	6.53%
No Income Verification	27.92%	Payment Cap
No Ratio	4.13%	7.5		100.00%
Reduced Documentation	0.04%
SIVA	15.07%	Top 5 States:
Stated Income	38.09%	California		86.14%
Streamline Documentation	0.35%	Florida		2.50%
		Virginia		2.17%
Cash Out Refinance	46.89%	Arizona		1.90%
Purchase	41.77%	Nevada		1.63%
Rate/Term Refinance	11.35%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
50,000.01 - 100,000.00	3	225,146.45	0.04%	6.703	351	58.19	727
100,000.01 - 150,000.00	3	381,296.56	0.06%	6.845	351	82.77	698
150,000.01 - 200,000.00	4	737,519.31	0.12%	7.217	352	87.37	711
200,000.01 - 250,000.00	17	3,870,530.44	0.65%	7.351	353	77.90	699
250,000.01 - 300,000.00	22	5,992,043.34	1.00%	6.954	363	78.87	706
300,000.01 - 350,000.00	29	9,370,908.48	1.57%	7.031	365	78.73	722
350,000.01 - 400,000.00	31	11,773,054.16	1.97%	7.082	359	79.58	723
400,000.01 - 450,000.00	147	63,344,758.02	10.62%	7.073	365	77.23	712
450,000.01 - 500,000.00	174	82,808,409.16	13.88%	7.068	377	75.88	707
500,000.01 - 550,000.00	154	80,505,696.97	13.49%	7.071	378	75.53	708
550,000.01 - 600,000.00	133	76,303,778.69	12.79%	7.075	382	76.74	719
600,000.01 - 650,000.00	94	58,775,117.13	9.85%	7.064	376	75.35	710
650,000.01 - 700,000.00	64	42,709,966.93	7.16%	7.048	378	74.70	708
700,000.01 - 750,000.00	34	24,542,404.70	4.11%	6.972	379	74.99	717
750,000.01 - 800,000.00	30	23,157,093.77	3.88%	6.897	389	71.79	727
800,000.01 - 850,000.00	18	14,707,238.04	2.47%	7.029	380	66.05	731
850,000.01 - 900,000.00	16	13,966,500.71	2.34%	6.970	384	69.77	719
900,000.01 - 950,000.00	12	11,034,948.00	1.85%	6.878	383	68.12	715
950,000.01 - 1,000,000.00	19	18,574,908.28	3.11%	6.762	390	69.14	702
1,000,000.01+	44	53,801,406.22	9.02%	6.945	392	65.75	716

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
2.000 - 2.499	1	450,000.00	0.08%	2.450	360	83.49	683
5.500 - 5.999	5	5,180,229.90	0.87%	5.845	375	75.44	717
6.000 - 6.499	79	44,505,878.29	7.46%	6.360	361	70.58	715
6.500 - 6.999	443	263,185,274.43	44.12%	6.783	379	72.87	718
7.000 - 7.499	378	208,058,006.40	34.87%	7.245	379	76.52	707
7.500 - 7.999	118	61,130,417.06	10.25%	7.689	387	76.32	713
8.000 - 8.499	19	10,584,457.62	1.77%	8.212	371	72.62	700
8.500 - 8.999	5	3,488,461.66	0.58%	8.664	375	59.51	743

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
620 - 649	47	23,586,184.92	3.95%	7.168	360	74.08	636
650 - 674	137	74,630,996.63	12.51%	7.145	369	74.77	666
675 - 699	251	146,454,235.44	24.55%	7.028	377	73.82	688
700 - 724	243	143,763,103.13	24.10%	6.955	379	75.62	711
725 - 749	146	78,905,922.46	13.23%	7.054	374	74.80	736
750 - 774	141	79,329,600.46	13.30%	7.025	393	73.00	760
775 - 799	69	41,898,557.57	7.02%	7.028	385	71.60	784
800 - 824	14	8,014,124.75	1.34%	6.767	387	75.88	807

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Negam Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
110.000	638	374,779,687.69	62.82%	6.988	392	73.66	716
115.000	407	220,487,563.95	36.96%	7.103	355	75.29	708
125.000	3	1,315,473.72	0.22%	6.979	348	77.42	710

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 49.99	22	18,468,656.40	3.10%	6.905	384	41.78	728
50.00 - 54.99	16	10,022,935.57	1.68%	6.841	383	52.22	717
55.00 - 59.99	20	11,918,726.65	2.00%	7.114	390	57.62	741
60.00 - 64.99	47	32,986,385.09	5.53%	6.966	391	62.43	712
65.00 - 69.99	85	53,208,531.44	8.92%	6.962	375	67.53	705
70.00 - 74.99	125	76,375,571.09	12.80%	6.968	379	72.22	710
75.00 - 79.99	239	139,536,216.16	23.39%	7.011	379	76.65	714
80.00	454	239,499,638.44	40.15%	7.083	377	80.00	713
80.01 - 84.99	3	1,074,112.87	0.18%	5.564	358	83.18	717
85.00 - 89.99	14	5,404,430.70	0.91%	7.492	353	86.93	721
90.00 - 94.99	10	4,556,403.14	0.76%	7.409	352	90.00	698
95.00 - 99.99	13	3,531,117.81	0.59%	7.353	353	95.00	740

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
360	849	472,176,127.86	79.15%	7.014	353	74.63	710
480	199	124,406,597.50	20.85%	7.091	473	72.94	723

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
301 - 360	849	472,176,127.86	79.15%	7.014	353	74.63	710
361+	199	124,406,597.50	20.85%	7.091	473	72.94	723

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
0.01 - 20.00	24	12,898,000.84	2.16%	7.088	362	77.14	728
20.01 - 25.00	30	16,449,368.92	2.76%	7.334	370	75.96	720
25.01 - 30.00	77	42,903,999.67	7.19%	6.998	383	71.90	724
30.01 - 35.00	150	88,562,917.60	14.85%	7.026	383	72.34	723
35.01 - 40.00	427	247,321,035.27	41.46%	7.005	385	75.27	711
40.01 - 45.00	181	106,441,240.51	17.84%	7.008	365	74.79	703
45.01 - 50.00	24	13,228,511.88	2.22%	7.105	366	75.02	705
50.01 - 55.00	9	5,137,911.84	0.86%	7.066	369	77.44	716
60.01+	1	665,656.34	0.11%	6.838	349	75.00	683
None	125	62,974,082.49	10.56%	7.088	374	72.40	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
ARM	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Negam LIBOR	34	18,478,703.03	3.10%	7.653	363	75.90	725
Negam MTA	1,014	578,104,022.33	96.90%	7.010	379	74.22	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Interest Only	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Prepay Penalty: N/A	338	206,076,743.58	34.54%	7.013	381	73.18	724
Prepay Penalty: 6 months	8	4,998,172.77	0.84%	7.326	351	74.80	729
Prepay Penalty: 12 months	278	160,788,226.01	26.95%	6.906	380	73.94	708
Prepay Penalty: 24 months	34	16,511,605.76	2.77%	7.310	371	76.44	695
Prepay Penalty: 36 months	389	207,868,560.13	34.84%	7.115	375	75.44	707
Prepay Penalty: 60 months	1	339,417.11	0.06%	7.338	355	75.00	656

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
First Lien	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Not Silent 2nd	715	398,824,489.18	66.85%	7.009	375	74.08	712
Silent 2nd	333	197,758,236.18	33.15%	7.074	385	74.67	714

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Alternative Documentation	6	3,046,103.89	0.51%	6.911	372	80.38	697
Full Documentation	87	43,471,784.82	7.29%	7.069	363	77.55	709
NISA	1	473,782.95	0.08%	7.788	356	80.00	630
No Documentation	75	38,940,730.54	6.53%	6.971	383	70.08	717
No Income Verification	273	166,539,118.55	27.92%	7.030	416	75.02	718
No Ratio	52	24,645,034.39	4.13%	7.288	359	76.65	707
Reduced Documentation	1	211,267.69	0.04%	7.005	349	95.00	688
SIVA	144	89,896,913.70	15.07%	6.975	371	71.30	708
Stated Income	405	227,254,126.94	38.09%	7.029	358	74.68	712
Streamline Documentation	4	2,103,861.89	0.35%	6.887	353	68.47	716

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Cash Out Refinance	466	279,712,430.44	46.89%	7.043	378	71.49	707
Purchase	471	249,168,463.60	41.77%	7.046	376	77.73	719
Rate/Term Refinance	111	67,701,831.32	11.35%	6.923	385	73.07	714

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Condo	64	33,306,468.11	5.58%	6.991	369	74.90	718
Multi-Unit	39	27,226,473.34	4.56%	7.359	409	72.45	714
PUD	201	114,348,801.89	19.17%	6.995	379	74.15	716
Single Family Residence	744	421,700,982.02	70.69%	7.022	377	74.38	712

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Investment (Non-Owner Occupied)	75	42,078,605.69	7.05%	7.465	383	73.85	729
Primary	957	546,214,577.25	91.56%	6.992	378	74.35	712
Secondary Home	16	8,289,542.42	1.39%	7.320	376	71.64	716

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
Arizona	21	11,343,803.06	1.90%	7.074	353	74.41	703
California	885	513,908,588.15	86.14%	7.020	381	73.91	714
Colorado	6	4,971,172.78	0.83%	7.195	393	73.18	698
Connecticut	3	2,012,580.16	0.34%	6.861	352	67.69	713
District of Columbia	1	450,000.00	0.08%	2.450	360	83.49	683
Florida	39	14,943,886.68	2.50%	7.346	354	78.64	706
Georgia	1	689,006.85	0.12%	7.488	356	88.89	727
Illinois	3	2,430,175.68	0.41%	6.350	352	76.93	706
Maryland	8	5,047,237.68	0.85%	6.990	354	76.19	715
Massachusetts	4	1,636,842.37	0.27%	7.504	356	82.55	705
Michigan	4	1,222,836.93	0.20%	7.145	354	70.93	694
Nevada	18	9,719,130.92	1.63%	7.143	370	77.34	717
New Jersey	3	1,934,367.93	0.32%	7.005	352	76.23	677
New York	4	4,071,142.89	0.68%	6.739	352	73.75	730
North Carolina	5	1,843,983.30	0.31%	6.886	355	75.24	731
Ohio	2	342,822.01	0.06%	7.063	349	95.00	685
Oregon	2	1,490,025.60	0.25%	7.064	352	74.57	718
Pennsylvania	2	469,205.75	0.08%	8.248	354	84.22	683
South Carolina	2	938,870.36	0.16%	7.531	357	65.80	668
Virginia	26	12,969,135.31	2.17%	7.105	353	78.14	718
Washington	8	3,969,703.60	0.67%	7.123	360	76.51	699
Wisconsin	1	178,207.35	0.03%	7.788	356	95.00	759

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.500 - 1.999	4	4,085,666.45	0.68%	5.904	352	76.49	717
2.000 - 2.499	38	21,055,521.71	3.53%	6.385	374	71.75	722
2.500 - 2.999	387	225,184,760.86	37.75%	6.705	373	72.97	719
3.000 - 3.499	426	242,887,505.20	40.71%	7.143	381	75.07	708
3.500 - 3.999	162	86,384,122.76	14.48%	7.578	388	76.24	711
4.000 - 4.499	24	13,476,101.81	2.26%	7.870	367	73.02	700
4.500 - 4.999	7	3,509,046.57	0.59%	8.598	399	72.37	703

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
1.000 - 1.499	10	5,520,149.33	0.93%	6.783	351	78.10	718
1.500 - 1.999	44	22,113,396.66	3.71%	7.019	356	74.43	707
2.000 - 2.499	50	25,645,941.48	4.30%	6.582	371	74.74	719
2.500 - 2.999	373	217,960,984.27	36.53%	6.712	374	72.89	719
3.000 - 3.499	406	233,838,630.71	39.20%	7.139	382	75.06	708
3.500 - 3.999	146	78,926,923.85	13.23%	7.570	391	75.92	711
4.000 - 4.499	16	10,500,405.71	1.76%	8.067	370	71.95	705
4.500 - 4.999	3	2,076,293.35	0.35%	8.708	428	63.19	694

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
8.500 - 8.999	45	20,529,917.74	3.44%	6.698	373	78.43	718
9.000 - 9.499	1	1,007,254.19	0.17%	7.088	354	61.54	695
9.500 - 9.999	600	350,389,699.65	58.73%	6.970	365	72.99	711
10.000 - 10.499	36	16,495,139.21	2.76%	7.124	371	78.37	724
10.500 - 10.999	105	51,410,026.22	8.62%	7.312	356	75.53	699
11.000 - 11.499	19	7,741,487.57	1.30%	7.455	355	84.31	713
11.500 - 11.999	5	2,136,203.92	0.36%	7.644	350	90.05	698
12.500 - 12.999	234	144,556,951.80	24.23%	7.094	421	75.16	721
13.500 - 13.999	1	1,366,832.95	0.23%	5.813	351	75.00	703
14.500 - 14.999	1	411,848.44	0.07%	6.763	352	80.00	745
19.500 - 19.999	1	537,363.67	0.09%	6.838	352	80.00	735

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
N/A	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Orig LTV	Weighted Average FICO
06/01/06	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

Total	1,048	596,582,725.36	100.00%	7.030	378	74.28	713

NovaStar Mortgage-Backed Notes,

Series 2006-MTA1

$651,900,000 (Approximate)

NovaStar Mortgage Funding Corporation

Depositor

NovaStar Mortgage, Inc.

Seller and Servicer

Sole Underwriter

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters’ obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Weighted Average Life Tables

Class 2A-1A To Call
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.36	3.93	3.03	2.43	1.64
MDUR (yr)	4.22	3.25	2.60	2.13	1.49
First Prin Pay	1	1	1	1	1
Last Prin Pay	165	125	98	80	57

Class 2A-1A To Maturity
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.74	4.24	3.29	2.64	1.79
MDUR (yr)	4.37	3.41	2.74	2.26	1.59
First Prin Pay	1	1	1	1	1
Last Prin Pay	316	260	210	173	122

Class 2A-1B To Call
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.36	3.93	3.03	2.43	1.64
MDUR (yr)	4.21	3.25	2.59	2.13	1.49
First Prin Pay	1	1	1	1	1
Last Prin Pay	165	125	98	80	57

Class 2A-1B To Maturity
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.74	4.24	3.29	2.64	1.79
MDUR (yr)	4.36	3.40	2.74	2.26	1.59
First Prin Pay	1	1	1	1	1
Last Prin Pay	316	260	210	173	122

Class 2A-1C To Call
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.36	3.93	3.03	2.43	1.64
MDUR (yr)	4.20	3.24	2.59	2.13	1.49
First Prin Pay	1	1	1	1	1
Last Prin Pay	165	125	98	80	57

Class 2A-1C To Maturity
	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	5.74	4.24	3.29	2.64	1.79
MDUR (yr)	4.36	3.40	2.73	2.26	1.59
First Prin Pay	1	1	1	1	1
Last Prin Pay	316	260	210	173	122

2

Weighted Average Life Tables

Class M-1 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.46	7.36	5.92	4.90	3.90
MDUR (yr)	7.04	5.82	4.87	4.15	3.41
First Prin Pay	75	55	43	37	41
Last Prin Pay	165	125	98	80	57

Class M-1 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	10.17	7.93	6.40	5.30	4.23
MDUR (yr)	7.33	6.10	5.15	4.40	3.64
First Prin Pay	75	55	43	37	41
Last Prin Pay	249	194	155	127	90

Class M-2 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.44	7.35	5.92	4.90	3.82
MDUR (yr)	7.02	5.80	4.87	4.15	3.35
First Prin Pay	75	55	43	37	39
Last Prin Pay	165	125	98	80	57

Class M-2 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	10.05	7.84	6.33	5.24	4.10
MDUR (yr)	7.27	6.05	5.10	4.36	3.55
First Prin Pay	75	55	43	37	39
Last Prin Pay	228	176	140	115	82

Class M-3 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.43	7.34	5.92	4.90	3.78
MDUR (yr)	7.00	5.80	4.86	4.14	3.31
First Prin Pay	74	55	43	37	39
Last Prin Pay	165	125	98	80	57

Class M-3 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.95	7.76	6.27	5.19	4.03
MDUR (yr)	7.22	6.01	5.07	4.33	3.49
First Prin Pay	74	55	43	37	39
Last Prin Pay	215	165	131	107	76

3

Weighted Average Life Tables

Class M-4 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.43	7.34	5.91	4.90	3.77
MDUR (yr)	6.95	5.76	4.83	4.12	3.29
First Prin Pay	74	55	43	37	38
Last Prin Pay	165	125	98	80	57

Class M-4 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.86	7.68	6.20	5.13	4.01
MDUR (yr)	7.13	5.93	5.00	4.27	3.47
First Prin Pay	74	55	43	37	38
Last Prin Pay	204	156	124	101	73

Class M-5 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.43	7.34	5.91	4.90	3.74
MDUR (yr)	6.94	5.75	4.83	4.12	3.27
First Prin Pay	74	55	43	37	38
Last Prin Pay	165	125	98	80	57

Class M-5 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.75	7.59	6.13	5.08	3.96
MDUR (yr)	7.08	5.88	4.96	4.24	3.43
First Prin Pay	74	55	43	37	38
Last Prin Pay	193	147	117	96	73

Class M-6 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.42	7.33	5.91	4.90	3.74
MDUR (yr)	6.92	5.73	4.82	4.11	3.26
First Prin Pay	73	55	43	37	38
Last Prin Pay	165	125	98	80	57

Class M-6 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.64	7.50	6.06	5.02	3.92
MDUR (yr)	7.02	5.82	4.91	4.19	3.39
First Prin Pay	73	55	43	37	38
Last Prin Pay	184	140	111	91	69

4

Weighted Average Life Tables

Class M-7 To Call

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.41	7.33	5.91	4.90	3.74
MDUR (yr)	6.63	5.54	4.68	4.01	3.20
First Prin Pay	73	55	43	37	38
Last Prin Pay	165	125	98	80	57

Class M-7 To Maturity

	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	9.48	7.38	5.96	4.94	3.86
MDUR (yr)	6.66	5.57	4.72	4.04	3.29
First Prin Pay	73	55	43	37	38
Last Prin Pay	175	133	105	86	66

5